Exhibit 99.1

Press Release

INTERACTIVE DATA REPORTS FOURTH-QUARTER

AND FULL-YEAR 2012 RESULTS

BEDFORD, Mass – February 14, 2013 – Interactive Data Corporation today reported its financial results for the fourth quarter and full year ended December 31, 2012. Interactive Data’s fourth-quarter 2012 revenue increased 1.0% to a record $224.3 million from $222.1 million in the fourth quarter of 2011. Excluding the impact of changes in foreign exchange rates, Interactive Data’s organic (non-GAAP) revenue grew 0.9% from the fourth quarter in 2011.

Interactive Data’s fourth-quarter 2012 income from operations was $27.8 million, compared with income from operations of $33.2 million in same period one year ago. Non-GAAP adjusted EBITDA (which excludes items that are either not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) for the fourth quarter of 2012 increased 12.2% to a record $93.7 million from $83.5 million in the same period one year ago.

“Interactive Data’s fourth-quarter 2012 financial results were highlighted by strong adjusted EBITDA growth and excellent free cash flow,” stated Mason Slaine, Interactive Data’s president and chief executive officer. “Our Pricing and Reference Data segment continued to generate organic revenue growth in the fourth quarter of 2012 despite persistently challenging market conditions as our value proposition continued to resonate with customers worldwide. Throughout the year, we managed our expense base carefully while remaining committed to advancing key product development and technology infrastructure initiatives. We made good progress on these fronts during the fourth quarter. Looking ahead, we believe we are well positioned to capitalize on the opportunities we see across our business to bring new and enhanced offerings to the marketplace.”

Segment Reporting and Related Operating Highlights

As previously disclosed, effective for the fourth quarter of 2011, Interactive Data’s two reportable segments were reorganized as Pricing and Reference Data, and Trading Solutions. The change was made in response to operational and organizational initiatives undertaken during the preceding year and completed in the fourth quarter of 2011, and reflects the way the Company currently approaches the market and analyzes operating performance. The Pricing and Reference Data segment represents the Company’s evaluated pricing, reference data and fixed income analytics product areas. The Trading Solutions segment represents the Company’s real-time data feeds, ultra low latency infrastructure services, hosted web applications and workstations. Historical financial results have been reclassified to reflect this change.

Pricing and Reference Data Segment:

•

Interactive Data’s Pricing and Reference Data segment reported fourth-quarter 2012 revenue of $155.2 million, a 3.0% increase over the fourth quarter of 2011. Excluding the impact of changes in foreign exchange rates, fourth-quarter 2012 organic (non-GAAP) revenue for this business increased by 2.8% from the same period last year due to expansion in its evaluated pricing and reference data services product areas. Fourth-quarter 2012 highlights for this segment included the official launch of ApexSM, Interactive Data’s innovative suite of reference data services, and continued customer adoption of and ongoing enhancements to VantageSM, an innovative web application that provides transparency into Interactive Data’s evaluated pricing and facilitates client workflows to support valuation and risk management processes. In addition, Interactive Data continued to expand its evaluated pricing services with the launch of a new leveraged loan evaluation service during the fourth quarter of 2012.

•	Interactive Data’s Trading Solutions segment generated fourth-quarter 2012 revenue of $69.1 million, a 3.2% decline from the same quarter last year. Excluding the impact of changes in foreign exchange rates, fourth-quarter 2012 organic (non-GAAP) revenue for this business decreased 3.0%. Continued growth in the 7ticks ultra low latency trading infrastructure services and improved results within the Company’s hosted web applications business were more than offset by lower consolidated feeds and workstation revenue. Key milestones in this segment during the past several months have included a new version of the Interactive Data RMDS Feed Handler, a new suite of ETF tools and continued expansion of the 7ticks network.

Other Fourth-Quarter 2012 Financial and Operating Highlights

Effects of Foreign Exchange:

•	The net effect of changes in foreign exchange rates on fourth-quarter 2012 operating results was immaterial.

Balance Sheet Highlights:

•

As of December 31, 2012, Interactive Data had cash, cash equivalents and short-term investments of $248.2 million, compared with $262.2 million at the same time last year and $289.4 million at the end of the third quarter of 2012. The Company’s cash position reflects the payment of a $100.0 million dividend in December 2012. Igloo Holdings Corporation (“Igloo”), Interactive Data’s indirect parent company, used this dividend, along with net proceeds of $339 million raised through an offering of 8.25%/9.00% senior PIK toggle notes due 2017 issued by Igloo, to fund a cash dividend paid to Igloo stockholders and a cash distribution to holders of Igloo stock options that totaled approximately $439 million. Interactive Data’s gross debt outstanding as of December 31, 2012 was approximately $2.0 billion.

•

On February 7, 2013, Interactive Data completed a refinancing of its $1.3 billion term loan facility through an amendment to its Credit Agreement that provides for, among other things, a decrease in applicable interest rates. As a result of the refinancing activity, the Company expects to reduce its annual cash interest expense by more than $8 million in 2013, and, assuming our current interest rates and principal balance remain in place, by more than $9 million annually thereafter.

Full-Year 2012 Results

•

For the year ended December 31, 2012, Interactive Data reported record revenue of $880.2 million, an increase of $12.4 million, or 1.4%, from $867.7 million in 2011. Excluding the impact of changes in foreign exchange rates and the reduction in 2011 revenue of $0.9 million associated with the deferred revenue adjustment in connection with the acquisition of the Company in July 2010, organic revenue grew by 2.1% in 2012.

•

Interactive Data’s income from operations for 2012 was $131.9 million, compared with income from operations of $101.7 million in 2011. Non-GAAP adjusted EBITDA (which excludes items that are not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) increased by 4.0% to a record $342.6 million in 2012 from $329.3 million in 2011.

Conference Call Information

Interactive Data Corporation will host a conference call to discuss the Company’s fourth-quarter and full-year 2012 results on Thursday, February 14, 2013 at 4:30 p.m. ET. The dial-in number for the conference call is (785) 424-1826 and the related access code is IDCQ412. For those who cannot listen to this broadcast, a replay of the call will be available from February 14, 2013 at 7:00 p.m. until Thursday, February 21, 2013 at 12:00 p.m., and it can be accessed by dialing (402) 220-7214 or (800) 756-8809 (no access code is required).

Non-GAAP Information

In addition to presenting our results in accordance with generally accepted accounting principles (GAAP), we also disclose the following non-GAAP information:

•

Management includes information regarding organic revenue. Organic revenue excludes the effects of foreign currency exchange rates, adjustments related to the amortization of acquisition-related deferred revenue, and, if applicable, the contribution of businesses recently acquired (and related intercompany eliminations as appropriate). Management believes reporting organic revenue facilitates period-to-period comparisons, and provides a better understanding of underlying business trends and our future revenue growth prospects.

•

Management includes organic revenue for our Pricing and Reference Data, and Trading Solutions segments because management believes this additional level of detail provides further insight into underlying performance trends.

•

Management includes information regarding earnings before interest, income taxes, depreciation and amortization (EBITDA). We also include information regarding adjusted EBITDA, which we define as earnings before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges and benefits, adjustments related to the amortization of acquisition-related deferred revenue, and other non-cash, non-operational or non-recurring items. In addition, management also includes information regarding pro forma adjusted EBITDA. We define this metric as earnings, excluding all of the above factors as well as other adjustments permitted under the Company’s senior secured credit facilities. Management considers these measures to be important indicators of the Company’s operational profitability and cash generation strength and a good measure of the Company’s historical operating trend because it eliminates items that are either not part of the Company’s ongoing core operations, do not require a cash outlay, or are not otherwise expected to recur in the ordinary course of business. In addition, the Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

•

Management includes information regarding free cash flow, which we define as adjusted EBITDA less capital expenditures. Management considers free cash flow as another important measure of the Company’s cash generation strength that supports the Company’s ability to repay its debt obligations and invest in future growth through new business development activities or acquisitions.

•

Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making, and for forecasting and planning purposes. In addition, management also considers pro forma adjusted EBITDA to be an important indicator which can be used for the purpose of analyzing covenant compliance under the Company’s senior secured credit facilities.

•

The non-GAAP financial measures of the Company’s results of operations included in this press release should not be considered in isolation from comparable measures determined in accordance with GAAP. The non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the comparable GAAP financial measures are set forth in the accompanying tables. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, future challenges and opportunities, including our statements about our belief that we are well positioned to capitalize on the opportunities we see across our business to bring new and enhanced offerings to the marketplace. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, under the caption “Risk Factors.” The Company’s Annual Report on Form 10-K is on file with the Securities and Exchange Commission and available in the “Investors” section of our Website under the heading “SEC Filings.” Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: (i) the implementation of strategies designed to improve revenue and profit growth; (ii) the impact of cost-cutting pressures across the industries we serve; (iii) general worldwide economic conditions and related uncertainties; (iv) consolidation of financial services companies, within and across industries, or the failure of financial institutions; (v) decline in activity levels in the securities markets, weak or declining financial performance of market participants or the failure of market participants; (vi) the intensity of competition we face; (vii) a prolonged outage at one of our data centers or other major disruptions of our computer operations or those of our suppliers; (viii) our ability to maintain relationships with our key suppliers and providers of market data; (ix) our ability to maintain our relationships with service bureaus and custodian banks and our other customers; (x) the need to develop new products and adapt to legal, regulatory, technology or other change; (xi) our cost-savings plans may not be effective or yield the expected efficiencies or may take longer than anticipated; (xii) risks related to our substantial leverage, including our ability to raise additional capital to fund operations or react to changes in the economy or our industry, and our exposure to interest rate risk on our variable rate debt (to the extent the risk is not mitigated by the interest rate hedge and cap arrangements that we may have in place from time to time); (xiii) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, (xiv) our ability to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xv) we are subject to regulatory oversight and we provide services to financial institutions that are subject to regulatory oversight; (xvi) certain of our subsidiaries are subject to complex regulations and licensing requirements; (xvii) the risks of doing business internationally; (xviii) intellectual property related risks, including any allegations that we infringe the intellectual property rights of others; and (xix) our ability to attract and retain qualified management and other key personnel. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

About Interactive Data Corporation

Interactive Data Corporation is a trusted leader in financial information. Thousands of financial institutions and active traders, as well as hundreds of software and service providers, subscribe to our fixed income evaluations, reference data, real-time market data, trading infrastructure services, fixed income analytics, desktop solutions and web-based solutions. Interactive Data’s offerings support clients around the world with mission-critical functions, including portfolio valuation, regulatory compliance, risk management, electronic trading and wealth management. Interactive Data has over 2,500 employees in offices worldwide.

For more information, please visit www.interactivedata.com.

COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	Anne O’Brien
781-687-8306	212-771-6956
andrew.kramer@interactivedata.com	anne.obrien@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
REVENUE	$224,313	$222,073	880,161	$867,723

COSTS AND EXPENSES:
Cost of services	71,003	74,442	292,378	293,472
Selling, general and administrative	79,732	67,976	276,436	258,065
Depreciation	11,334	9,198	41,456	39,391
Amortization	34,472	37,222	138,040	175,077

Total costs and expenses	196,541	188,838	748,310	766,005

INCOME FROM OPERATIONS	27,772	33,235	131,851	101,718

Interest expense, net	(37,162)	(38,095)	(149,526)	(157,120)
Other income (expense), net	220	(1,011)	824	(3,719)
Loss on extinguishment of debt	—	—	—	(25,450)

LOSS BEFORE INCOME TAXES	(9,170)	(5,871)	(16,851)	(84,571)

Income tax benefit	(830)	(3,960)	(17,868)	(55,255)

NET (LOSS) INCOME	$(8,340)	$(1,911)	$1,017	$(29,316)

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Assets:
Cash and cash equivalents	$224,597	$262,152
Short-term investments	23,581	—
Accounts receivable, net	134,855	118,248
Prepaid expenses and other current assets	25,021	27,419
Income tax receivable	6,253	6,251
Deferred income taxes	23,396	42,281

Total current assets	437,703	456,351

Property and equipment, net	142,920	122,289
Goodwill	1,640,541	1,637,126
Intangible assets, net	1,690,652	1,818,117
Deferred financing costs, net	44,854	54,478
Other assets	5,638	5,310

Total Assets	$3,962,308	$4,093,671

LIABILITIES AND EQUITY

Liabilities:
Accounts payable, trade	$17,323	$17,911
Accrued liabilities	87,347	89,214
Borrowings, current	20,258	56,417
Interest payable	30,310	30,584
Income taxes payable	5,578	7,008
Deferred revenue	22,608	24,944

Total current liabilities	183,424	226,078

Income taxes payable	10,992	10,906
Deferred tax liabilities	604,322	647,090
Other liabilities	57,816	59,908
Borrowings, net of current portion and original issue discount	1,941,887	1,929,784

Total Liabilities	2,798,441	2,873,766

Equity:
Common stock	—	—
Additional paid-in-capital	1,253,821	1,333,344
Accumulated loss	(122,562)	(123,579)
Accumulated other comprehensive income	32,608	10,140

Total Equity	1,163,867	1,219,905

Total Liabilities and Equity	$3,962,308	$4,093,671

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Year Ended December 31, 2012	Year Ended December 31, 2011

Cash flows provided by operating activities:
Net income (loss)	$1,017	$(29,316)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	179,496	214,468
Amortization of deferred financing costs and accretion of note discounts	17,597	17,741
Deferred income taxes	(25,787)	(63,232)
Non-cash stock-based compensation	14,108	4,229
Non-cash interest expense	1,507	376
Provision (recovery) for doubtful accounts and sales credits	492	(1,605)
Loss on dispositions of fixed assets	2,415	513
Loss on extinguishment of debt	—	25,450
Changes in operating assets and liabilities, net
Accounts receivable	(11,232)	(10,068)
Prepaid expenses and other current assets	1,766	(6,314)
Accounts payable, interest payable and income taxes payable and receivable, net	(1,977)	30,158
Accrued expenses and other liabilities	(3,308)	5,471
Deferred revenue	(2,073)	516

NET CASH PROVIDED BY OPERATING ACTIVITIES	174,021	188,387

Cash flows used in investing activities:
Purchase of property and equipment	(61,443)	(50,260)
Business and asset acquisitions, net of acquired cash	—	53
Purchase of short term investments	(23,540)	—
Proceeds from sale of short term investments	250	—

NET CASH USED IN INVESTING ACTIVITIES	(84,733)	(50,207)

Cash flows (used in) provided by financing activities:
Proceeds from issuance of long-term debt, net of issuance costs	—	1,358
Principal payments on long-term debt	(32,029)	(10,088)
Principal payments on capital leases	(364)	—
Proceeds from issuance of parent company common stock	—	11,850
Capital contribution resulting from exercise of parent company stock options	787	—
Payment of interest rate cap	(1,664)	(415)
Return of capital to parent company	(100,000)	—
Capital contribution from parent company	6,628	—
Capital reduction resulting from special dividend payment	(3,020)	—

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(129,662)	2,705

Effect of change in exchange rates on cash and cash equivalents	2,819	(2,437)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(37,555)	138,448
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	262,152	123,704

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$224,597	$262,152

RECONCILIATION OF NON-GAAP MEASURES

Total Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	Change	2012	2011	Change

Revenue	$224,313	$222,073	1.0%	$880,161	$867,723	1.4%
Total deferred revenue adjustment	—	—	—	—	902	—

Non-GAAP revenue before total deferred revenue adjustment	224,313	222,073	1.0%	880,161	868,625	1.3%
Total effects of foreign exchange	(202)	—	—	6,632	—	—

Total organic (non-GAAP) revenue	$224,111	$222,073	0.9%	$886,793	$868,625	2.1%

Organic (Non-GAAP) Revenue by Segment – Pricing and Reference Data

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	Change	2012	2011	Change
Pricing and Reference Data Revenue	$155,235	$150,690	3.0%	$612,422	$591,921	3.5%
Effects of deferred revenue adjustment	—	—	—	—	600	—

Non-GAAP revenue before effects of deferred revenue adjustment	155,235	150,690	3.0%	612,422	592,521	3.4%
Effects of foreign exchange	(363)	—	—	2,092	—	—

Total organic (non-GAAP) revenue	$154,872	$150,690	2.8%	$614,514	$592,521	3.7%

Organic (Non-GAAP) Revenue by Segment – Trading Solutions

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	Change	2012	2011	Change
Trading Solutions Revenue
Real-Time Feeds and Trading Infrastructure Services	$28,152	$30,214	–6.8%	$110,305	$114,300	–3.5%
Hosted Web Applications and Workstations	40,926	41,169	–0.6%	157,434	161,502	–2.5%

Total Trading Solutions Revenue	$69,078	$71,383	–3.2%	$267,739	$275,802	–2.9%
Effects of deferred revenue adjustment	—	—	—	—	302	—

Non-GAAP revenue before effects of deferred revenue adjustment	$69,078	$71,383	–3.2%	$267,739	$276,104	–3.0%
Effects of foreign exchange	161	—	—	4,540	—	—

Total organic (non-GAAP) revenue	$69,239	$71,383	–3.0%	$272,279	$276,104	–1.4%

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net (Loss) Income	$(8,340)	$(1,911)	$1,017	$(29,316)
Interest expense	37,162	38,095	149,526	157,120
Other (income) expense	(220)	1,011	(824)	3,719
Income tax benefit	(830)	(3,960)	(17,868)	(55,255)
Depreciation and amortization	45,806	46,420	179,496	214,468

EBITDA	$73,578	$79,655	$311,347	$290,736

Adjustments:
Non-cash stock-based compensation	11,528	1,489	14,108	4,229
Other non-recurring charges[2]	6,126	557	8,353	29,892
Other charges[3]	2,420	1,756	8,821	4,483

Total Adjustments	20,074	3,802	31,282	38,604

Adjusted EBITDA	$93,652	$83,457	$342,629	$329,340

Adjusted EBITDA Margin[4]	41.8%	37.6%	38.9%	37.9%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	30,000	30,000

Pro Forma Adjusted EBITDA	$101,152	$90,957	$372,629	$359,340

Pro Forma Adjusted EBITDA Margin[4]	45.1%	41.0%	42.3%	41.4%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.

[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt, facility consolidation costs, and certain severance and retention expenses.
[3]

Other charges include management fees, earnout-related expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs.

[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by dividing each EBITDA measure by non-GAAP revenue (total revenue less deferred revenue adjustment).
[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Trailing Four Quarters and Trailing Twelve Months

Quarterly Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

					Trailing Twelve
	Three Months Ended				Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2012	2012	2012	2012	2012
Net (Loss) Income	$(8,792)	$107	$18,042	$(8,340)	$1,017
Interest expense	37,824	37,168	37,372	37,162	149,526
Other income	(247)	(28)	(329)	(220)	(824)
Income tax expense (benefit)	264	1,055	(18,357)	(830)	(17,868)
Depreciation and amortization	44,201	44,677	44,812	45,806	179,496

EBITDA	$73,250	$82,979	$81,540	$73,578	$311,347

Adjustments:
Non-cash stock-based compensation	831	874	875	11,528	14,108
Other non-recurring charges[2]	809	351	1,067	6,126	8,353
Other charges[3]	1,531	1,534	3,335	2,420	8,821

Total Adjustments	3,171	2,759	5,277	20,074	31,282

Adjusted EBITDA	$76,421	$85,738	$86,817	$93,652	$342,629

Adjusted EBITDA Margin[4]	35.3%	38.8%	39.8%	41.8%	38.9%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	7,500	7,500	30,000

Pro Forma Adjusted EBITDA	$83,921	$93,238	$94,317	$101,152	$372,629

Pro Forma Adjusted EBITDA Margin[4]	38.8%	42.1%	43.3%	45.1%	42.3%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.

[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt, facility consolidation costs, and certain severance and retention expenses.
[3]

Other charges include management fees, earnout-related expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs.

[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by dividing each EBITDA measure by non-GAAP revenue (total revenue less deferred revenue adjustment).
[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

Non-GAAP Free Cash Flow

(In thousands)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2012	2011	Change	2012	2011	Change
Adjusted EBITDA	$93,652	$83,457	12.2%	$342,629	$329,340	4.0%
Capital Expenditures	15,483	19,457	–20.4%	61,443	50,260	22.3%

Free Cash Flow	$78,169	$64,000	22.1%	$281,186	$279,080	0.8%